Exhibit 99.1

Hyperliquid Strategies Inc Announces $30 million Stock Repurchase Program

New York, New York, December 8, 2025 – Hyperliquid Strategies Inc (NASDAQ: PURR) (“HSI” or the “Company”) announced today that its Board of Directors has authorized a stock repurchase program of up to $30 million of the Company’s outstanding common stock, par value $0.01 per share. The stock repurchase program will be in place for up to 12 months.

David Schamis, Chief Executive Officer, stated “We are fully committed to maximizing shareholder value through disciplined execution of our treasury strategy. Our primary objective is providing investors with efficient access to HYPE, the native token of the dominant Hyperliquid eco-system. We will use our cash to increase our shareholders’ per-share exposure to HYPE in the most efficient way possible.”

The shares may be repurchased from time to time in open market transactions at prevailing market prices, in privately negotiated transactions or by other means in accordance with federal securities laws. The actual timing, number and value of shares repurchased under the program will be determined by management at its discretion and will depend on a number of factors, including the market price of HSI’s common stock, general market and economic conditions and applicable legal requirements.

There is no guarantee as to the number of shares that will be repurchased, and the repurchase program may be extended, suspended or discontinued at any time without prior notice at the Company’s discretion.

About Hyperliquid Strategies Inc

Hyperliquid Strategies Inc (NASDAQ: PURR) is a digital asset treasury company whose primary focus is to maximize shareholder value through accumulating HYPE, the native token of Hyperliquid, a high-performance blockchain custom-built to house all of finance. HSI aims to provide capital-efficient and productive access to the HYPE token for U.S. and institutional investors, generating compounding shareholder returns that individual holders may not be able to replicate through staking, yield optimization, and active ecosystem engagement. HSI is positioned to become the largest HYPE-focused digital asset treasury vehicle capitalizing on Hyperliquid’s rapid growth and providing exposure to one of the largest and fastest growing revenue pools in digital assets. For more information, please visit www.hypestrat.xyz .

Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the Company’s business, strategy and future plans, as well as the Company’s potential repurchases of shares of its common stock. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: HSI’s ability to repurchase shares of its common stock, which HSI may never repurchase, in the open market, through privately negotiated transactions or otherwise from time to time through its new stock repurchase program, which may never be utilized; changes in business, market, financial, political and regulatory conditions; risks relating to HSI’s anticipated operations and business, including the highly volatile nature of the price of HYPE tokens; the risk that HSI’s stock price will be highly correlated to the price of HYPE tokens and the price of HYPE tokens may decrease; risks related to increased competition in the industries in which HSI will operate; risks relating to significant legal, commercial, regulatory and technical uncertainty regarding HYPE tokens; risks relating to the treatment of crypto assets for U.S. and foreign tax purposes; risks that HSI experiences difficulties managing its growth and expanding operations; challenges in implementing HSI’s business plan including HYPE token-related financial and advisory services, due to operational challenges, significant competition and regulation; and those factors discussed in the final prospectus/proxy statement (File No. 333-290034) filed by HSI with the Securities and Exchange Commission (the “SEC”) on October 27, 2025, and in subsequent filings and reports made by HSI with the SEC from time to time. While HSI may elect to update these forward-looking statements at some point in the future, HSI specifically disclaims any obligation to do so.

Investor Relations Contacts

investors@hypestrat.xyz

Media Contacts

Anthony Silverman

ads@apellaadvisors.com

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